UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

 Form 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2024

The Eastern Company
(Exact Name of Registrant as Specified in Charter)

Connecticut	001-35383	06-0330020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Enterprise Drive, Suite 408, Shelton, Connecticut 06484

(Address of Principal Executive Offices) (Zip Code)

(203) 729-2255

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	EML	NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 - Submission of Matters to a Vote of Security Holders

On April 25, 2024, The Eastern Company held its annual meeting of shareholders. The results of the vote at the meeting were as follows:

		FOR	AGAINST	ABSTAIN/ WITHHELD
1)	Election of Fredrick D. DiSanto as a director for a one-year term expiring in the year 2025:	4,825,034	66,560	91,481

	Election of John W. Everets as a director for a one-year term expiring in the year 2025:	4,923,130	54,384	5,561

	Election of Charles W. Henry as a director for a one-year term expiring in the year 2025:	4,374,085	495,504	113,486

	Election of James A. Mitarotonda as a director for a one-year term expiring in the year 2025:	4,835,210	56,384	91,481

	Election of Peggy B. Scott as a director for a one-year term expiring in the year 2025:	4,946,353	35,791	931

	Election of Michael J. Mardy as a director for a one-year term expiring in the year 2025:	4,948,456	33,688	931

	Election of Mark A. Hernandez as a director for a one-year term expiring in the year 2025:	4,944,533	31,399	7,143

2)	Non-binding advisory vote to approve executive compensation.	4,833,148	121,189	28,738

3)	Ratification of appointment of Fiondella, Milone & LaSaracina LLP as independent registered public accounting firm to audit the Company and subsidiaries consolidated financial statements for fiscal year 2024.	5,580,535	85,155	9,821

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SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, The Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Eastern Company

Date: April 26, 2024	/s/Nicholas Vlahos
Nicholas Vlahos Chief Financial Officer

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